Exhibit 5.1

                               THE LAW OFFICE OF
                             CONRAD C. LYSIAK, P.S.
                        601 WEST FIRST AVENUE, SUITE 903
                           SPOKANE, WASHINGTON 99201
                                 (509) 624-1475
                              FAX: (509) 747-1770
                           EMAIL: CCLYSIAK@QWEST.NET

                                                               September 9, 2008


Securities and Exchange Commission
100 F Street, N.E.
Washington, D. C. 20549

                           RE: AMP Productions, Ltd.

Ladies/Gentlemen:

     I have acted as counsel for AMP Productions, Ltd., a Nevada company (the "Company"), in connection with the preparation of a registration statement on Form S-1 (the "Registration Statement") pursuant to the United States Securities Act of 1933, as amended (the "Act") to be filed with the Securities and Exchange Commission (the "SEC") in connection with a proposed public offering by one selling shareholder of 2,000,000 common shares of common stock, $0.0001 par value per share (the "Shares"), at the current market price.

     You have asked me to render my opinion as to the matters hereinafter set forth herein.

     I have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the company, and other documents as I have deemed necessary as a basis for this opinion. In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. I have, when relevant facts material to my opinion were not independently established by me, relied to the extent I deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

Securities and Exchange Commission
RE: AMP Productions, Ltd.
September 9, 2008
Page 2

     Based upon and subject to the foregoing, I am of the opinion that insofar as the laws of Nevada are concerned:

1. The Company is a corporation duly organized and validly existing under the laws of Nevada.

2. The Shares to be sold as described in the Registration Statement have been duly authorized and legally issued as fully paid and non-assessable shares.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of my firm name wherever appearing in the Registration Statement.

                                        Yours truly,

                                        THE LAW OFFICE OF CONRAD C. LYSIAK, P.S.


                                        BY: /s/ Conrad C. Lysiak
                                        Conrad C. Lysiak